SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	December 8, 2005

INTERPOOL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11862 (Commission File Number)	13-3467669 (IRS Employer ID Number)

211 College Road East, Princeton, New Jersey	08540

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(609) 452-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

           Subject to court approval, the consolidated securities class action litigation that was filed in September 2004 against Interpool, Inc. (the “Company”) and certain other defendants has been settled. The Company has received a letter dated December 8, 2005 from the Director of the Appellate Mediation Program for the United States Court of Appeals for the Third Circuit, confirming the settlement terms to which all parties have agreed, which are: (1) a cash payment on behalf of defendants in the total amount of $1,000,000, inclusive of all of the fees and expenses of plaintiffs’ counsel, and (2) the dismissal of all claims against the Company and the other defendants on a class-wide basis. The entire $1,000,000 payment will be funded by the Company’s insurance carrier. The agreed settlement terms will be embodied in a formal settlement agreement that will be submitted to the United States District Court for the District of New Jersey, and will be subject to approval by the District Court.

          As previously disclosed, the District Court had dismissed the plaintiffs’ claims against the Company and the other defendants during August 2005, but the plaintiffs have appealed such dismissal. The settlement, upon approval, will render the appellate process unnecessary, eliminating the legal expenses, risks and uncertainties inherent in any ongoing litigation.

Item 9.01 Financial Statements and Exhibits

           (a) Financial statements of business acquired: Not applicable

           (b) Pro forma financial statements: Not applicable

           (c) Exhibits: None

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPOOL, INC. By: /s/ James F. Walsh Name: James F. Walsh Title: Executive Vice President and Chief Financial Officer

Dated: December 16, 2005